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                                 EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

                            The Board of Directors
                           V.I. Technologies, Inc.:

We consent to incorporation by reference in the registration statements on Forms S-8 (No. 333-62925, No. 333-62927, No. 333-58601, No. 333-87625, No. 333-87627)
of V.I. Technologies, Inc. of our report dated January 17, 2000 relating to the balance sheets of V.I. Technologies, Inc. as of January 1, 2000 and January 2, 1999 and the related statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended January 1, 2000, which report appears in the January 1, 2000 annual report on Form 10-K of V.I. Technologies, Inc.

                                 /s/  KPMG LLP

Melville, New York
March 31, 2000